Exhibit 99.1

Power Integrations Reports Record Revenues

Quarterly sales topped $80 million for the first time

Company generated $35 million of cash flow from operations

SAN JOSE, Calif.--(BUSINESS WIRE)--August 2, 2011--Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended June 30, 2011. Net revenues for the second quarter were $80.2 million, up four percent from the prior quarter and up slightly compared with the second quarter of 2010. Net income was $10.6 million or $0.35 per diluted share, compared with $0.33 per diluted share in the prior quarter and $0.53 per diluted share in the second quarter of 2010. Gross margin for the second quarter was 46.9 percent; operating margin was 16.4 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of the fair-value write-up of acquired inventory and acquisition-related intangible assets, and the tax effects of these items. Non-GAAP net income for the quarter was $13.1 million or $0.43 per diluted share, compared with $0.40 per diluted share in the prior quarter and $0.60 per diluted share in the second quarter of 2010. Non-GAAP gross margin for the second quarter was 47.5 percent; non-GAAP operating margin was 19.8 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “We surpassed $80 million in quarterly sales for the first time in our history, thanks in part to strong growth in LED lighting applications and the continued ramp of our new high-power products. We reduced inventories by nearly 15 percent during the quarter and generated $35 million of cash flow from operations.”

Balakrishnan continued: “We have also achieved significant cost reductions to help offset rising input costs — particularly higher wafer costs due to the decline of the dollar versus the Japanese yen, as well as higher commodity prices — which have impacted our profitability in recent quarters. We expect our gross margin to increase meaningfully in the fourth quarter as lower-cost inventory begins to flow through our results.”

Balakrishnan concluded: “While design activity remains healthy and our growth initiatives are on track, we have not yet seen evidence of a typical seasonal upturn in demand. Meanwhile, several of our largest end customers in the mobile-phone market have recently announced lower-than-expected sales. Based on these factors, we expect our third-quarter revenues to be between $74 million and $80 million. However, we are well positioned to respond to increased demand should it materialize.”

Additional Highlights

  Inventories at quarter-end were $54.1 million, a decrease of $8.9 million during the quarter.
  Power Integrations repurchased approximately 120,000 shares of its common stock during the second quarter for a total of $4.4 million. The company had $45.6 million remaining on its current repurchase authorization at quarter-end.
  The company paid a quarterly dividend of $0.05 per share on June 30, 2011. The next dividend of $0.05 per share will be paid on September 30, 2011 to stockholders of record as of August 31.
  Power Integrations received 14 U.S. patents and 42 foreign patents during the quarter, and had a total of 424 U.S. patents and 267 foreign patents as of June 30, 2011.

Financial Outlook for Third Quarter of 2011

The company issued the following forecast for the third quarter of 2011:

  Revenues are expected to be between $74 million and $80 million;
  Gross margins are expected to be flat to slightly lower compared with the second quarter;
  Operating expenses:
    GAAP: $25.2 million, plus or minus $0.5 million;
    Non-GAAP: $22.5 million, plus or minus $0.5 million (excluding approximately $2.6 million of stock-based compensation expenses and less than $0.1 million of amortization expense related to acquisition-related intangible assets).

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart™ energy-efficiency technology has saved an estimated $4.9 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations’ stock is included in The Cleantech Index® and the NASDAQ® Clean Edge® Green Energy Index. For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, certain acquisition-related expenses such as the amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, and the tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected third-quarter 2011 financial performance and its expectation that its gross margin will improve substantially in the fourth quarter are forward-looking statements reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on May 5, 2011. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart, and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
NET REVENUES	$80,184	$76,762	$79,858	$156,946	$151,365

COST OF REVENUES	42,558	40,339	38,369	82,897	73,954

GROSS PROFIT	37,626	36,423	41,489	74,049	77,411

OPERATING EXPENSES:
Research and development	10,195	10,023	8,674	20,218	16,785
Sales and marketing	8,104	8,248	7,527	16,352	14,447
General and administrative	6,141	6,475	6,465	12,616	12,478
Total operating expenses	24,440	24,746	22,666	49,186	43,710

INCOME FROM OPERATIONS	13,186	11,677	18,823	24,863	33,701

OTHER INCOME, net	461	442	471	903	965

INCOME BEFORE PROVISION FOR INCOME TAXES	13,647	12,119	19,294	25,766	34,666

PROVISION FOR INCOME TAXES	3,048	2,265	3,707	5,313	6,765

NET INCOME	$10,599	$9,854	$15,587	$20,453	$27,901

EARNINGS PER SHARE:
Basic	$0.37	$0.34	$0.56	$0.71	$1.01
Diluted	$0.35	$0.33	$0.53	$0.68	$0.95

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,938	28,628	27,844	28,784	27,658
Diluted	30,346	30,187	29,535	30,271	29,460

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$216	$239	$173	$455	$330
Research and development	980	811	929	1,791	1,656
Sales and marketing	543	667	639	1,210	1,049
General and administrative	705	787	775	1,492	1,508
Total stock-based compensation expense	$2,444	$2,504	$2,516	$4,948	$4,543

Cost of revenues includes:
Amortization of write-up of acquired inventory	$148	$62	$-	$210	$-
Amortization of acquisition-related intangible assets	$85	$85	$41	$170	$82

Operating expenses include:
Amortization of acquisition-related intangible assets	$28	$28	$-	$56	$-
Patent-litigation expenses	$1,210	$1,257	$1,516	$2,467	$2,603

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	24%	23%	25%	24%	25%
TinySwitch	31%	35%	39%	33%	39%
LinkSwitch	43%	40%	35%	41%	35%
Other	2%	2%	1%	2%	1%

REVENUE MIX BY END MARKET
Communications	28%	32%	28%	30%	30%
Computer	13%	11%	12%	12%	12%
Consumer	36%	37%	40%	36%	38%
Industrial	23%	20%	20%	22%	20%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$37,626	$36,423	$41,489	$74,049	$77,411
GAAP gross profit margin	46.9%	47.4%	52.0%	47.2%	51.1%

Stock-based compensation included in cost of revenues	216	239	173	455	330
Amortization of write-up of acquired inventory	148	62	-	210	-
Amortization of acquisition-related intangible assets	85	85	41	170	82

Non-GAAP gross profit	$38,075	$36,809	$41,703	$74,884	$77,823
Non-GAAP gross profit margin	47.5%	48.0%	52.2%	47.7%	51.4%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$24,440	$24,746	$22,666	$49,186	$43,710

Less:Stock-based compensation expense included in operating expenses
Research and development	980	811	929	1,791	1,656
Sales and marketing	543	667	639	1,210	1,049
General and administrative	705	787	775	1,492	1,508
Total	2,228	2,265	2,343	4,493	4,213

Amortization of acquisition-related intangible assets	28	28	-	56	-

Non-GAAP operating expenses	$22,184	$22,453	$20,323	$44,637	$39,497

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$13,186	$11,677	$18,823	$24,863	$33,701
GAAP operating margin	16.4%	15.2%	23.6%	15.8%	22.3%

Less:Total stock-based compensation	2,444	2,504	2,516	4,948	4,543
Amortization of write-up of acquired inventory	148	62	-	210	-
Amortization of acquisition-related intangible assets	113	113	41	226	82

Non-GAAP income from operations	$15,891	$14,356	$21,380	$30,247	$38,326
Non-GAAP operating margin	19.8%	18.7%	26.8%	19.3%	25.3%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$3,048	$2,265	$3,707	$5,313	$6,765
GAAP effective tax rate	22.3%	18.7%	19.2%	20.6%	19.5%

Tax effect of items excluded from non-GAAP results	(225)	(404)	(356)	(629)	(362)

Non-GAAP provision for income taxes	$3,273	$2,669	$4,063	$5,942	$7,127
Non-GAAP effective tax rate	20.0%	18.0%	18.6%	19.1%	18.1%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$10,599	$9,854	$15,587	$20,453	$27,901

Adjustments to GAAP net income
Stock-based compensation	2,444	2,504	2,516	4,948	4,543
Amortization of write-up of acquired inventory	148	62	-	210	-
Amortization of acquisition-related intangible assets	113	113	41	226	82
Tax effect of items excluded from non-GAAP results	(225)	(404)	(356)	(629)	(362)

Non-GAAP net income	$13,079	$12,129	$17,788	$25,208	$32,164

Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,346	30,187	29,535	30,271	29,460

Non-GAAP income per share (diluted)	$0.43	$0.40	$0.60	$0.83	$1.09

GAAP income per share (diluted)	$0.35	$0.33	$0.53	$0.68	$0.95

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2011	March 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170,494	$137,694	$155,667
Short-term investments	33,091	32,070	27,355
Accounts receivable	8,070	13,314	5,713
Inventories	54,069	63,004	62,077
Deferred tax assets	1,437	1,434	1,435
Prepaid expenses and other current assets	9,572	8,217	9,263
Total current assets	276,733	255,733	261,510

INVESTMENTS	30,043	36,815	31,760
PROPERTY AND EQUIPMENT, net	85,449	84,586	84,470
INTANGIBLE ASSETS, net	9,309	9,552	9,795
GOODWILL	14,826	14,826	14,826
DEFERRED TAX ASSETS	12,593	13,022	13,421
OTHER ASSETS	25,355	22,439	17,288
Total assets	$454,308	$436,973	$433,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,173	$13,932	$20,291
Accrued payroll and related expenses	6,246	5,455	7,395
Income taxes payable	354	-	-
Deferred income on sales to distributors	11,199	10,951	12,221
Other accrued liabilities	2,367	2,918	9,548
Total current liabilities	34,339	33,256	49,455

LONG-TERM LIABILITIES
Income taxes payable	32,040	30,676	29,580

Total liabilities	66,379	63,932	79,035

STOCKHOLDERS' EQUITY:
Common stock	29	29	28
Additional paid-in capital	191,549	185,834	175,295
Accumulated translation adjustment	158	135	85
Retained earnings	196,193	187,043	178,627
Total stockholders' equity	387,929	373,041	354,035
Total liabilities stockholders' equity	$454,308	$436,973	$433,070

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,599	$9,854	$15,587	20,453	27,901
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	3,790	3,682	3,029	7,472	5,800
Amortization of intangible assets	243	243	172	486	334
Gain on sale of property and equipment	(41)	-	(362)	(41)	(349)
Stock-based compensation expense	2,444	2,504	2,516	4,948	4,543
Amortization of premium on held-to-maturity investments	420	439	508	859	858
Deferred income taxes	427	399	(788)	826	710
Increase (decrease) in accounts receivable and other allowances	15	22	(18)	37	(18)
Excess tax benefit from stock options exercised	(299)	(398)	285	(697)	(891)
Tax benefit associated with employee stock plans	755	783	115	1,538	2,040
Change in operating assets and liabilities:
Accounts receivable	5,230	(7,622)	9,322	(2,392)	3,492
Inventories	8,879	(964)	(4,275)	7,915	(9,460)
Prepaid expenses and other assets	1,613	1,435	4,234	3,048	3,562
Accounts payable	(1,352)	(2,908)	(1,842)	(4,260)	4,453
Taxes payable and other accrued liabilities	1,993	(525)	3,596	1,468	3,006
Deferred income on sales to distributors	248	(1,269)	3,008	(1,021)	5,885
Net cash provided by operating activities	34,964	5,675	35,087	40,639	51,866

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,271)	(7,248)	(10,153)	(12,519)	(13,513)
Proceeds from sale of property and equipment	2,249	-	1,415	2,249	1,415
Other assets	(808)	-	-	(808)	-
Acquisition	(13)	(6,901)	-	(6,914)	-
Increase in financing lease receivables	(2,179)	(5,642)	-	(7,821)	-
Collections of financing lease receivables	103	102	-	205	-
Notes to third parties	(3,000)	-	(3,000)	(3,000)	(4,750)
Purchases of held-to-maturity investments	-	(11,508)	-	(11,508)	(27,224)
Proceeds from held-to-maturity investments	5,330	1,300	15,300	6,630	18,150
Net cash provided by (used in) investing activities	(3,589)	(29,897)	3,562	(33,486)	(25,922)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	6,958	7,288	5,428	14,246	15,463
Repurchase of common stock	(4,384)	-	(7,922)	(4,384)	(13,960)
Retirement of performance shares for income tax withholding	-	-	-	-	(769)
Payments of dividends to stockholders	(1,448)	(1,437)	(1,390)	(2,885)	(2,768)
Excess tax benefit from stock options exercised	299	398	(285)	697	891
Net cash provided by (used in) financing activities	1,425	6,249	(4,169)	7,674	(1,143)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,800	(17,973)	34,480	14,827	24,801

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	137,694	155,667	125,295	155,667	134,974

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$170,494	$137,694	$159,775	$170,494	$159,775

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
Unpaid property and equipment, net	$3,510	$1,917	$(1,207)	$3,510	$1,711

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com